                           OFFER TO PURCHASE FOR CASH
                        6,540,670 SHARES OF COMMON STOCK
                                       OF
                   NEW YORK STATE ELECTRIC & GAS CORPORATION
                                       AT
                              $24.50 NET PER SHARE
                                       BY
                             CE ELECTRIC (NY), INC.
                          A WHOLLY OWNED SUBSIDIARY OF
                            CALENERGY COMPANY, INC.

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  THE OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, AUGUST 14, 1997, UNLESS THE OFFER
                                  IS EXTENDED.
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                                                                 July 18, 1997

To Our Clients:

   Enclosed for your consideration are an Offer to Purchase dated July 18, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer") relating to an offer by CE Electric (NY), Inc., a New York corporation (the "Purchaser") and a wholly owned subsidiary of CalEnergy Company, Inc. ("CalEnergy"), to purchase 6,540,670 shares of common stock, par value $6.66 2/3 per share (the "Shares"), of New York State Electric & Gas Corporation, a New York corporation (the "Company"), at $24.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

   Holders of Shares whose certificates for such Shares ("Certificates") are not immediately available or who cannot deliver their Certificates and all other required documents to the Depositary on or prior to the expiration of the Offer (the "Expiration Date"), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 4 of the Offer to Purchase.

   THIS MATERIAL IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF SHARES CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT. ACCORDINGLY, WE REQUIRE INSTRUCTIONS AS TO WHETHER YOU WISH TO TENDER ANY OR ALL OF SUCH SHARES HELD BY US FOR YOUR ACCOUNT, UPON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE OFFER.

   Please note the following:

   1. The Purchaser is offering to purchase 6,540,670 Shares at $24.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. Holders tendering their Shares will be entitled to retain the regular $.35 quarterly dividend payable on August 15, 1997 to holders of record as of July 25, 1997. See Section 14 of the Offer to Purchase.

   2. The Offer, the proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Thursday, August 14, 1997, unless the Offer is extended.

   3. The Offer is conditioned upon, among other things, (1) there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which, together with Shares beneficially owned by the Purchaser, represents 9.9% of the total number of outstanding Shares of New York State Electric & Gas Corporation, and (2) the expiration or termination of all waiting periods imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder. Certain other conditions to the consummation of the Offer are described in Section 12 of the Offer to Purchase. The Purchaser expressly reserves the right to waive any one or more of the conditions of the Offer.

   4. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

   5. Payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates for such Shares or timely confirmation of the book-entry transfer of such Shares, into the Depositary's account at The Depository Trust Company or Philadelphia Depository Trust Company (collectively, the "Book-Entry Transfer Facilities"), pursuant to the procedures set forth in Section 4 of the Offer to Purchase, (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) (as described in Section 4 of the Offer to Purchase) in connection with a book-entry transfer, and (iii) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering shareholders at the same time depending upon when certificates for, or confirmations of book-entry transfer of, such Shares into the Depositary's account at a Book-Entry Transfer Facility are actually received by the Depositary.

   If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

   The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to state statute. If the Purchaser becomes aware of any state where the making of the Offer is so prohibited, the Purchaser will make a good faith effort to comply with any such statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Purchaser cannot comply with any applicable statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such states. In those jurisdictions where the laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by Lehman Brothers Inc., Credit Suisse First Boston Corporation or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                        6,540,670 SHARES OF COMMON STOCK
                                       OF
                   NEW YORK STATE ELECTRIC & GAS CORPORATION

   The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated July 18, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer") relating to the offer by CE Electric (NY), Inc., a New York corporation (the "Purchaser") and wholly owned subsidiary of CalEnergy Company, Inc., a Delaware corporation ("CalEnergy"), to purchase 6,540,670 shares of common stock, par value $6.66 2/3 per share (the "Shares"), of New York State Electric & Gas Corporation, a New York corporation, at $24.50 per Share, net to the seller in cash, without interest thereon upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.

   This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated:
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                                                      Signatures

                                       ----------------------------------------

                                       ----------------------------------------
                                                     Print Name(s)

                                       ----------------------------------------

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Number of Shares to be Tendered*
                                       ----------------------------------------
                         Shares                     Print Address
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                                             Area Code and Telephone Number

                                       ----------------------------------------
                                              Tax Identification or Social
                                                    Security Number

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.